Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168064, 333-212245, 333-212244, and 333-212243) and on Form S-3 (No. 333-225219) of Waste Connections, Inc. of our report dated February 27, 2017, except for the effects of the share split and the change in composition of reportable segments discussed in Notes 11 and 14 to the consolidated financial statements, respectively, and the manner in which the Company accounts for deferred income taxes discussed in Note 1 (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company’s 2017 annual report on form 10-K, as to which the date is February 15, 2018 and except for the change in the manner in which the Company accounts for restricted cash discussed in Note 1 to the consolidated financial statements, as to which the date is February 14, 2019, relating to the financial statements and financial statement schedule, which appears in this form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 14, 2019